Exhibit 23 (d)(35)
Amended Schedule A, effective May 1, 2008, to the Investment Advisory Agreement dated November 1, 2007 between the Registrant and TAM

Amended and Effective: May 1, 2008
Schedule A

Fund	Investment Advisory Fee
Transamerica Partners Money Market Portfolio (formerly, Diversified Investors Money Market Portfolio)	0.25%
Transamerica Partners High Quality Bond Portfolio (formerly, Diversified Investors High Quality Bond Portfolio)	0.35%
Transamerica Partners Inflation-Protected Securities Portfolio (formerly, Diversified Investors Inflation-Protected Securities Portfolio)	0.35%
Transamerica Partners Core Bond Portfolio (formerly, Diversified Investors Core Bond Portfolio)	0.35%
Transamerica Partners Total Return Bond Portfolio (formerly, Diversified Investors Total Return Bond Portfolio)	0.35%
Transamerica Partners High Yield Bond Portfolio (formerly, Diversified Investors High Yield Bond Portfolio)	0.55%
Transamerica Partners Balanced Portfolio (formerly, Diversified Investors Balanced Portfolio)	0.45%
Transamerica Partners Large Value Portfolio (formerly, Diversified Investors Value & Income Portfolio)	0.45%
Transamerica Partners Value Portfolio (formerly, Diversified Investors Value Portfolio)	0.50%
Transamerica Partners Large Core Portfolio (formerly, Diversified Investors Growth & Income Portfolio)	0.60%
Transamerica Partners Large Growth Portfolio (formerly, Diversified Investors Equity Growth Portfolio)	0.62%
Transamerica Partners Growth Portfolio (formerly, Diversified Investors Aggressive Equity Portfolio)	0.77%
Transamerica Partners Mid Value Portfolio (formerly, Diversified Investors Mid-Cap Value Portfolio)	0.67%
Transamerica Partners Mid Growth Portfolio (formerly, Diversified Investors Mid-Cap Growth Portfolio)	0.72%
Transamerica Partners Small Value Portfolio (formerly, Diversified Investors Small-Cap Value Portfolio)	0.82%
Transamerica Partners Small Core Portfolio (formerly, Diversified Investors Special Equity Portfolio)	0.80%
Transamerica Partners Small Growth Portfolio (formerly, Diversified Investors Small-Cap Growth Portfolio)	0.87%
Transamerica Partners International Equity Portfolio (formerly, Diversified Investors International Equity Portfolio)	0.75%